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                                 Exhibit 23.1


                      Consent of Independent Accountants
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-81889) of Prism Financial Corporation of our report dated February 21, 2000, except for Note 27, as to which the date is March 21, 2000 relating to the financial statements, which is included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 21, 2000 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Chicago, Illinois
March 29, 2000